EXHIBIT 23(G)(III) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

Huntington Situs Small Cap Fund and Huntington VA Situs Small Cap Fund changed their names to Huntington Situs Fund and Huntington VA Situs Fund - 1/24/08
                                   SCHEDULE B
                                     TO THE
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                              THE HUNTINGTON FUNDS
                                      AND
                            HUNTINGTON NATIONAL BANK
                   AMENDED AND RESTATED AS OF AUGUST 31, 2007

                                 LIST OF FUNDS
Huntington Dividend Capture Fund
Huntington Fixed Income Securities Fund
Huntington Growth Fund
Huntington Income Equity Fund
Huntington Intermediate Government
   Income Fund
Huntington Michigan Tax-Free Fund
Huntington Mid Corp America Fund
Huntington Money Market Fund
Huntington Mortgage Securities Fund
Huntington New Economy Fund
Huntington Ohio Municipal Money
   Market Fund
Huntington Ohio Tax-Free Fund
Huntington Real Strategies Fund
Huntington Rotating Markets Fund
Huntington Short/Intermediate
   Fixed Income Securities Fund
Huntington Situs Small Cap Fund
Huntington Tax-Free Money
   Market Fund
Huntington U.S. Treasury Money
   Market Fund
Huntington Macro 100 Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA Real Strategies Fund
Huntington VA Rotating Markets Fund
Huntington VA Dividend Capture Fund
Huntington VA Mid Corp America Fund
Huntington VA New Economy Fund
Huntington VA Macro 100 Fund
Huntington VA Mortgage Securities
   Fund
Huntington VA Situs Small Cap Fund


This Schedule B, amended and restated as of August 31, 2007, is hereby incorporated and made part of the Custodian Agreement dated June 23, 2006, by and between the parties named below (the "Agreement") and replaces any and all prior versions of Schedule B to the Agreement.

Witness the due execution hereof this 11th day of September, 2007.

THE HUNTINGTON FUNDS                    THE HUNTINGTON NATIONAL BANK

By:  /s/ George M. Polatas              By:  /s/ B. Randolph Bateman
Name:  George M. Polatas                Name:  B. Randolph Bateman
Title:  Vice President                  Title:  President